UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 14, 2016 (September 14, 2016)

CLARCOR Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of principal executive offices)

Registrant’s telephone number, including area code:	615-771-3100

No Change
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On September 14, 2016, CLARCOR Inc., a Delaware corporation (NYSE: CLC) (the “Company”), issued a press release disclosing the Company’s financial results for the third quarter of its 2016 fiscal year (ended August 27, 2016) (the "Earnings Release").

Item 7.01 Regulation FD Disclosure

As referenced in the Earnings Release, the Company, acting on behalf of its CLARCOR Industrial Air division and the General Electric Company, acting on behalf of its GE Power Gas Power Systems division (“GE”), have entered into (i) two long-term supply agreements pursuant to which the Company will supply filters and all of the other key internal components (known as “SmartParts”) for the air inlet filtration systems of various GE’s gas turbine platforms and (ii) a development agreement pursuant to which the Company will work to develop a next-generation air inlet filtration system for GE’s “H-Class” advanced technology gas turbine platform (the “New System”).
Under the first supply agreement, GE will purchase 100% of its requirements of filters and SmartParts for its “H-Class” advanced technology gas turbines from the Company, which the Company will supply at substantial price discounts for a limited period of time (anticipated not to exceed four years) and up to certain negotiated maximums as to number of H-Class units. GE will also support the Company exclusively in connection with various aspects of the H-Class air inlet filtration program. Under the second supply agreement, GE will purchase a majority of its requirements for filters and SmartParts for various aero-derivative and other heavy-duty gas turbine platforms at agreed pricing. This second supply agreement replaces, supersedes and effectively extends the parties' Master Customer Agreement that was entered into when the Company acquired the Air Filtration Business from GE in December 2013.
The two supply agreements have ten year terms, expiring on July 29, 2026, unless terminated earlier in accordance with their respective terms. GE has the unilateral option to terminate these supply agreements before such date in exchange for certain payments to the Company, and an additional termination option, with lower payments, if the Company is unsuccessful in developing and launching the New System before July 29, 2022.
The Company will own all intellectual property associated with the products that it provides and the development activities that it undertakes under the three agreements, subject to certain limited obligations to GE.
The strategic considerations which led the Company to enter into the foregoing agreements are referenced in the Earnings Release. An investor slide presentation with additional support for the Company’s views is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Forward Looking Statements:
The information furnished under this Item 7.01 of this Current Report on Form 8-K (this “Item”) and the accompanying investor presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future results or performance, and actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those in these forward-looking statements, and the forward-looking statements regarding the Company's arrangement with GE included in the Earnings Release, include, but are not limited to, the failure of the Company to receive the currently anticipated benefits related to the commercial agreements described above (including as the result of any early termination of the supply agreements by GE), the Company’s and GE’s respective ability to develop and/or commercially launch the New System, the Company’s expectations regarding H-Class turbine adoption rates and GE’s anticipated share of the advanced technology turbine market, the Company’s relationship with GE and the level of support that GE will provide to the Company in connection with the agreements described above, the Company's ability to develop or retain ownership of intellectual property, the risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for fiscal year 2015 filed on January 22, 2016, and other risk factors detailed from time to time in the Company's filings with the Securities and

Exchange Commission. The statements in this Form 8-K and accompanying investor presentation are made as of the date of this Item. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or other information included in this Item or the accompanying investor presentation, whether as a result of new information, future events, changed circumstances or any other reason.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – Press Release dated September 14, 2016.
Exhibit 99.2 – Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR Inc.
(Registrant)

September 14, 2016	By	/s/ RICHARD M. WOLFSON
(Date)		Richard M. Wolfson
Vice President, General Counsel and Secretary